Exhibit 3.1
MOTIVE TECHNOLOGIES, INC.
RESTATED CERTIFICATE OF INCORPORATION
(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)
Motive Technologies, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:
1.    The name of this corporation is Motive Technologies, Inc. This corporation was originally incorporated pursuant to the General Corporation Law on March 19, 2013 under the name Keep Truckin, Inc.
2.    The Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows.
RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and incorporated herein by this reference.
Exhibit A referred to in the resolution above is attached hereto as Exhibit A and is hereby incorporated herein by this reference.
3.    This Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.
4.    This Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.
IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this May 19, 2025.

By:	/s/ Shoaib Makani
Shoaib Makani
Chief Executive Officer

EXHIBIT A
MOTIVE TECHNOLOGIES, INC.
RESTATED CERTIFICATE OF INCORPORATION
ARTICLE I: NAME.
The name of this corporation is Motive Technologies, Inc. (the “Corporation”).
ARTICLE II: REGISTERED OFFICE.
The address of the registered office of the Corporation in the State of Delaware is 3500 South DuPont Highway, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is Incorporating Services, Ltd.
ARTICLE III: PURPOSE.
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.
ARTICLE IV: AUTHORIZED SHARES.
The total number of shares of all classes of stock which the Corporation shall have authority to issue is 898,923,958. The Corporation is authorized to issue two classes of stock to be designated as Common Stock and Preferred Stock. The total number of shares of Common Stock authorized to be issued is 487,447,030 shares, which shall be divided into the following series: (a) one series comprised of 417,937,962 shares and denominated as Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”) and (b) one series comprised of 69,509,068 shares and denominated as Class B Common Stock, $0.0001 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”). The total number of shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”), authorized to be issued is 411,476,928 shares. As of the Effective Time, 62,247,999 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock”, 49,950,141 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”, 23,169,603 shares of the Corporation are hereby designated “Series C Preferred Stock”, 24,431,541 shares of the Corporation are hereby designated “Series D Preferred Stock”, 13,887,900 shares of the Corporation are hereby designated “Series E Preferred Stock”, 32,051,280 shares of the Corporation are hereby designated “Series F Preferred Stock”, 62,247,999 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A Senior Preferred Stock” (together with the Series A Preferred Stock, the “Series A Preferred”), 49,950,141 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Senior Preferred Stock” (together with the Series B Preferred Stock, the “Series B Preferred”), 23,169,603 shares of the Corporation are hereby designated “Series C Senior Preferred Stock” (together with the

Series C Preferred Stock, the “Series C Preferred”), 24,431,541 shares of the Corporation are hereby designated “Series D Senior Preferred Stock” (together with the Series D Preferred Stock, the “Series D Preferred”), 13,887,900 shares of the Corporation are hereby designated “Series E Senior Preferred Stock” (together with the Series E Preferred Stock, the “Series E Preferred”), and 32,051,280 shares of the Corporation are hereby designated “Series F Senior Preferred Stock” (together with the Series F Preferred Stock, the “Series F Preferred”). The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, and the Series F Preferred Stock may collectively be referred to as the “Existing Preferred Stock”. The Series A Senior Preferred Stock, the Series B Senior Preferred Stock, the Series C Senior Preferred Stock, the Series D Senior Preferred Stock, the Series E Senior Preferred Stock, and the Series F Senior Preferred Stock may collectively be referred to as the “Senior Preferred Stock”.
The following is a statement of the designations and the rights, powers and privileges, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.
A.    COMMON STOCK
Except as provided elsewhere in this Restated Certificate of Incorporation (as amended from time to time, this “Restated Certificate”), the rights, preferences, privileges, restrictions and other matters relating to the Class A Common Stock and Class B Common Stock are as follows:
1.    Definitions.
1.1    “Approved Designee” shall mean a person or persons who is or are entitled to exercise Voting Control with respect to shares of Class B Common Stock following the death or Incapacity of the Founder pursuant to an agreement entered into between the Founder and some person or persons, and who is approved by a majority of the Independent Directors.
1.2    “Board of Directors” means the board of directors of the Corporation.
1.3    “Cause for Termination” means (i) the Founder’s conviction or plea of nolo contendere to any felony or crime of moral turpitude; (ii) act of fraud by Founder against the Corporation or a parent or subsidiary of the Corporation; (iii) unauthorized use or disclosure by Founder of any proprietary information or trade secrets of the Corporation or a parent or subsidiary of the Corporation; (iv) gross negligence or willful misconduct in the performance of Founder’s duties that has a material adverse effect on the Corporation or a parent or subsidiary of the Corporation; and/or (v) violation of the Corporation’s anti-discrimination and anti-harassment policies (as determined by the Board of Directors or a committee thereof in its sole concurrent discretion).
1.4    “Disposition Control” means, with respect to a share of Class B Common Stock, the exclusive power to direct any sale, assignment, transfer, conveyance hypothecation or other transfer or disposition, directly or indirectly, of such share.

1.5    “Entity” means any corporation, partnership, limited liability company or other legal entity.
1.6    “Family Member” means with respect to any natural person, the spouse, ex-spouse, domestic partner, lineal (including by adoption) descendant or antecedent, brother or sister, lineal (including by adoption) descendant of a brother or sister, the adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of such individual.
1.7    “Final Conversion Date” shall mean the earliest to occur of any of the following: (a) 5:00 p.m. in New York City, New York on the first Trading Day following the six (6) month anniversary of the death or Incapacity of the Founder; (b) the date fixed by the Board of Directors that is no less than 61 days and no more than 180 days following the date that the number of shares of Class B Common Stock beneficially owned by the Founder and his Permitted Entities and Permitted Transferees is less than 50% of the number of shares of Class B Common Stock beneficially owned by the Founder and his Permitted Entities and Permitted Transferees at 11:59 p.m. Eastern Time on the date of a Qualified Listing Transaction (the “Measurement Date” and, the number of shares of Class B Common Stock held on such date, the “Pre-Listing Ownership”) provided, however, that if a Separation Event occurs following the Measurement Date, no Final Conversion Event pursuant to this Section l.7(b) shall occur until the Founder and his Permitted Entities and Permitted Transferees have, following the Separation Event, Transferred a number of shares of Class B Common Stock equal to the greater of (i) the number that would result in the Founder beneficially owning less than 50% of the Pre-Listing Ownership and (ii) the number determined by multiplying (a) the number of shares of Class B Common Stock held by the Founder immediately prior to the Separation Event (the “Pre-Separation Ownership”) by (b) a fraction (1) the numerator of which is the difference between (x) the Pre-Separation Ownership and (y) 50% of the Pre-Listing Ownership and (2) the denominator of which is the Pre-Listing Ownership; (c) the date and/or time specified by the holders of a majority of the then outstanding shares of Class B Common Stock (which may be determined based upon the occurrence of a specified event); (d) the Separation Date; (e) the date that Founder’s employment with the Corporation is terminated for Cause for Termination; and (f) the date on which Founder Competition has occurred.
1.8    “Founder” means Shoaib Makani, an individual.
1.9    “Founder Competition” means the Founder’s creation, formation or incorporation of, or employment as the chief executive officer or an equivalent executive position of, an Entity that the Board reasonably determines to compete, directly or indirectly, with the Corporation.
1.10    “Incapacity” means, with respect to an individual, that such individual is incapable of managing his or her financial affairs under the criteria set forth in the applicable probate code or similar provision of applicable law that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as determined by a licensed medical practitioner selected by the Board of Directors. In the event of a dispute regarding whether an individual has suffered an Incapacity, no Incapacity of such individual will be deemed to have occurred unless and until an affirmative ruling regarding such Incapacity has been made by a court of competent jurisdiction.
1.11    “Independent Directors” means the members of the Board of Directors designated as independent directors in accordance with the requirements of the New York Stock Exchange, the Nasdaq Stock Market or any national stock exchange under which the Corporation’s equity securities are listed for trading.
1.12    “Parent” of an Entity means any Entity that directly or indirectly owns or controls a majority of the voting power of the voting securities or interests of such Entity.
1.13    “Permitted Entity” means any of the following:
1.13.1    a trust for the benefit of any person so long as the Founder directly, or indirectly through one or more other Permitted Entities, has Disposition Control and Voting Control with respect to the shares of Class B Common Stock held by such trust;
1.13.2    a trust under the terms of which the Founder has retained a “qualified interest” within the meaning of §2702(b) of the Internal Revenue Code of 1986 (as amended, the “Internal Revenue Code”) or a reversionary interest so long as the Founder has Disposition Control and Voting Control with respect to the shares of Class B Common Stock held by such trust;
1.13.3    a trust for the benefit of one or more of (a) the Founder, (b) a Family Member (as defined above) of the Founder, (c) a Permitted Entity or (d) a charitable organization, foundation or similar Entity, provided the trustee of such trust is one or more of (i) the Founder, (ii) a Family Member of the Founder, (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisors, or bank trust departments or (iv) a member of the Board of Directors, an executive officer of the Corporation, a private banker at a nationally or internationally recognized financial institution or a legal advisor or certified public accountant of the Founder, in each case, so long as such person is approved by a majority of the members of the Board of Directors other than the Founder (if the Founder is serving as a member of the Board of Directors), provided, that any such person described in clauses (i), (ii), (iii) or (iv) of the foregoing is subject to appointment and removal solely by the Founder (directly or indirectly through a Permitted Entity) or a Permitted Entity (a “Qualified Trustee”); provided that Disposition Control and Voting Control over shares of Class B Common Stock held by such trust is at all times held by one of(x)the Qualified Trustee, (y) the Founder or (z) a Permitted Entity, and if at any time (A) the Founder or a Permitted Entity or (B) the Qualified Trustee does not have Disposition Control and Voting Control with respect to the shares of Class B Common Stock held by such trust, then each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; and provided, further, in the event a Qualified Trustee resigns as trustee, or becomes ineligible to be a Qualified Trustee, or otherwise ceases to serve as a Qualified Trustee, the Founder or Permitted Entity, as applicable, shall have sixty (60) days to appoint a replacement Qualified

Trustee before such trust is no longer a Permitted Entity and any shares of Class B Common Stock held by such trust shall be automatically converted into shares of Class A Common Stock;
1.13.4    a trust under the terms of which the Founder has the power to revest in the Founder title to the trust property, if such power is exercisable solely by the Founder without the approval or consent of any other person or with the consent of a “related or subordinate party” within the meaning of §672(c) of the Internal Revenue Code, provided that Disposition Control and Voting Control over shares of Class B Common Stock held by such trust is at all times held by one of (a) the Qualified Trustee, (b) the Founder or (c) a Permitted Entity; and provided, in the event a Qualified Trustee resigns as trustee, or becomes ineligible to be a Qualified Trustee, or otherwise ceases to serve as a Qualified Trustee, the Founder or Permitted Entity, as applicable, shall have sixty (60) days to appoint a replacement Qualified Trustee before such trust is no longer a Permitted Entity and any shares of Class B Common Stock held by such trust shall be automatically converted into shares of Class A Common Stock. A trust satisfying the conditions of Section 1.13.3 or this Section 1.13.4 is referred to herein as a “Qualified Trust”;
1.13.5    an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which the Founder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case the Founder has Disposition Control and Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust;
1.13.6    a charitable or social welfare organization, foundation or similar Entity organized and operated primarily for social welfare, religious, scientific, literary, educational or charitable purposes (a “Qualified Exempt Organization”) so long as the Founder, directly, or indirectly through one or more other Permitted Entities, a Qualified Trustee of a Qualified Trust, or a person who would be a Qualified Trustee if appointed with respect to a Qualified Trust, retains Disposition Control and Voting Control with respect to the shares of Class B Common Stock held by such Qualified Exempt Organization (it being understood that the Founder shall be deemed for all purposes hereof to retain Disposition Control and Voting Control with respect to the shares of Class B Common Stock held of record by such Qualified Exempt Organization as long as the Founder, a Permitted Entity, or a Qualified Trustee of a Qualified Trust, or a person who would be a Qualified Trustee if appointed with respect to a Qualified Trust, has the right to, directly or indirectly, elect and remove such number of the members of the board of directors, managers or other similar persons in a Qualified Exempt Organization who, collectively, have sufficient voting or other power to direct or exercise the Voting Control and Disposition Control of the shares of Class B Common Stock held of record by such Qualified Exempt Organization); provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such Qualified Exempt Organization) to the Founder or such Permitted Entity, as applicable;
1.13.7    any Entity (each, a “Founder Entity”) in which the Founder, directly, or indirectly through one or more Permitted Entities, or a Qualified Trustee of a

Qualified Trust, owns or controls shares, membership interests or other voting interests with sufficient voting control in the Entity, or otherwise has legally enforceable rights, such that the Founder retains Disposition Control and Voting Control with respect to the shares of Class B Common Stock held of record by such Founder Entity (it being understood that the Founder shall be deemed for all purposes hereof to retain Disposition Control and Voting Control with respect to the shares of Class B Common Stock held of record by such Founder Entity as long as the Founder, a Permitted Entity, or a Qualified Trustee of a Qualified Trust has the right to, directly or indirectly, elect and remove such number of the members of the board of directors, managers or other similar persons in a Founder Entity who have sufficient voting or other power to direct or exercise the Voting Control and Disposition Control of the shares of Class B Common Stock held of record by such Founder Entity).
For the sake of clarity, in this Section 1.13, the Founder will be deemed to have Disposition Control and Voting Control over shares of Class B Common Stock held by a person if a Permitted Entity or, in the case of a Qualified Trust, a Qualified Trustee has Disposition Control and Voting Control over such shares.
1.14    “Permitted Transfer” means, and is restricted to, any Transfer of a share of Class B Common Stock:
1.14.1    by a Qualified Stockholder, by any Qualified Stockholder’s Permitted Entities or by the Founder’s Permitted Transferees as a result of or in connection with the Founder’s death or Incapacity, (a) to the Founder’s Family Members or any Qualified Stockholder, or (b) to an Approved Designee or (c) in connection with the Founder’s death, to the Founder’s estate or heirs;
1.14.2    by a Qualified Stockholder who is a natural person (including a natural person serving in a trustee capacity with regard to a trust for the benefit of himself or herself and/or his or her Family Members), to the trustee of a Permitted Entity that is a trust of such Qualified Stockholder or to such Qualified Stockholder in his or her individual capacity or as a trustee of a Permitted Entity that is a trust;
1.14.3    by the trustee of a Permitted Entity that is a trust of a Qualified Stockholder, to such Qualified Stockholder, the trustee of any other Permitted Entity that is a trust of such Qualified Stockholder or any Permitted Entity of such Qualified Stockholder;
1.14.4    by a Qualified Stockholder to any Permitted Entity of such Qualified Stockholder; or
1.14.5    by a Permitted Entity of a Qualified Stockholder to such Qualified Stockholder or any other Permitted Entity of, or the trustee of a Permitted Entity that is a trust of, such Qualified Stockholder.
1.15    “Permitted Transferee” means a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

1.16    “Qualified Stockholder” means (i) the Founder and (ii) a Permitted Transferee.
1.17    “Separation Date” means the date that the Founder no longer provides services to the Corporation as either the chief executive officer or a member of the Board of Directors.
1.18    “Separation Event” means the finalization of a negotiated divorce settlement or a qualified domestic relations settlement pursuant to which shares of Class B Common Stock are transferred, assigned, or conveyed.
1.19    “Trading Day” means any day on which the New York Stock Exchange, the Nasdaq Stock Market, or any national stock exchange under which the Corporation’s equity securities are listed for trading, is open for trading.
1.20    “Transfer” of a share of Class B Common Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, the transfer of, or entering into a binding agreement with respect to, the power to vote or direct the voting, directly or indirectly, of such share by proxy, voting agreement or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Article IV:
1.20.1    the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with (i) actions to be taken at an annual or special meeting of stockholders or (ii) any other person with specific direction to vote such shares of Class B Common Stock as directed by the holder of such shares, without discretion, in connection with actions to be taken at an annual or special meeting of stockholders;
1.20.2    the existence of any proxy granted prior to the Effective Time or the amendment or expiration of any such proxy;
1.20.3    entering into a voting trust, agreement or arrangement (with or without granting a proxy) (A) solely with stockholders who are holders of Class B Common Stock that (a) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (b) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (c) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner or (B) that has been approved by the Board of Directors;
1.20.4    the pledge of shares of Class B Common Stock by a stockholder or a Permitted Entity with respect to such stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder or Permitted Entity, as the case may be, continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer”; or
1.20.5    entering into, or reaching an agreement, arrangement or understanding regarding, a support or similar voting or tender agreement (with or without granting a proxy) in connection with a Deemed Liquidation Event (defined below) or other transaction that in any case has been approved by the Board of Directors.
A “Transfer” shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) a Permitted Transferee on the date that such Permitted Transferee ceases to meet the qualifications to be a Permitted Transferee of the Qualified Stockholder who effected the Transfer of such shares to such Permitted Transferee, or (ii) an Entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis, from and after the Effective Time, of a majority of the voting power of the voting securities of such Entity or any Parent of such Entity, other than a Transfer to parties that were, as of the Effective Time, holders of voting securities of any such Entity or Parent of such Entity.
1.20.6    “Voting Control” means, with respect to a share of Class B Common Stock, the exclusive power to vote or direct the voting, directly or indirectly, of such share by proxy, voting agreement or otherwise.
2.    Rights Relating To Dividends, Subdivisions and Combinations. The dividend rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of the holders of the Preferred Stock set forth herein. If the Corporation in any manner subdivides or combines (including by reclassification) the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of all Common Stock will be subdivided or combined in the same proportion and manner. Upon the completion of the payment of accrued and unpaid dividends or any distribution to the holders of the Preferred Stock, the Corporation may declare or pay any dividend or make any distribution to the holders of Class A Common Stock or Class B Common Stock payable in securities of the Corporation only if the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock (unless different treatment of the shares of each such series is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting as separate series); provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of the Class B Common Stock if, and only if, a dividend payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock, as applicable, is declared and paid to the holders of Class B Common Stock at the same rate and with the same record date and payment date; and (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares of Class B Common Stock may be declared and paid to the holders of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock if, and only if, a dividend payable in shares of Class A Common Stock, or rights to acquire shares of Class A Common Stock, as applicable, is declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date (and provided that any dividend or other distribution paid in accordance with this proviso shall not require any approval of holders of Class A Common Stock or Class B Common Stock).
3.    Liquidation Rights. In the event of a Deemed Liquidation Event, upon the completion of the distributions required with respect to any Senior Preferred Stock pursuant to Section B.2.1, Part B of Article IV and Existing Preferred Stock pursuant to Section B.2.2, Part B of Article IV that may then be outstanding, the remaining funds and assets available for distribution shall be distributed on an equal priority, pro rata basis to the holders of Class A Common Stock and Class B Common Stock, unless different treatment of the shares of each such series is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting as a separate series; provided that, with respect to any securities available for distribution, the holders of Class B Common Stock may receive securities having twenty times the voting power of any securities available for distribution to the holders of a share of Class A Common Stock without approval of the holders of the Class A Common Stock or Class B Common Stock.
4.    Voting Rights.
4.1    Class A Common Stock. Each holder of shares of Class A Common Stock shall be entitled to one (1) vote for each share thereof held at all meetings of stockholders (and written actions in lieu of meetings).
4.2    Class B Common Stock. Each holder of shares of Class B Common Stock shall be entitled to twenty (20) votes for each share thereof held at all meetings of stockholders (and written actions in lieu of meetings).
4.3    Voting Generally. Unless required by law, there shall be no cumulative voting. The number of authorized shares of Common Stock (including any series thereof) may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote (subject to Section 3.3 of Part B of this Article IV), irrespective of the provisions of Section 242(b)(2) of the General Corporation Law and without a separate class vote of the holders of the Common Stock (or any series thereof).
4.4    Class B Common Stock Protective Provisions. Notwithstanding anything herein to the contrary, so long as any shares of Class B Common Stock remain outstanding, the Corporation shall not, without the approval by vote or written consent of the holders of a majority of the outstanding shares Class B Common Stock, voting together as a separate series, directly or indirectly, or whether by amendment, or through merger, recapitalization, consolidation or otherwise:
4.4.1    amend, alter, or repeal any provision of the Restated Certificate or the Bylaws of the Corporation in a manner that adversely modifies the voting, conversion or other powers, preferences, or other special rights or privileges, or restrictions of the Class B Common Stock;
4.4.2    reclassify any outstanding shares of Class A Common Stock into shares having rights as to dividends or liquidation that are senior to the Class B Common Stock or the right to more than one vote for each share thereof or make any amendment or change to increase the number of votes each holder of Class A Common Stock is entitled to for each share thereof held;
4.4.3    authorize, or issue any shares of, any class or series of capital stock of the Corporation (other than Class B Common Stock) having the right to more than one (1) vote per share;
4.4.4    issue any additional shares of Class B Common Stock or other securities convertible into shares of Class B Common Stock; or
4.4.5    consummate or agree to consummate a Deemed Liquidation Event in which the Class B Common Stock and Class A Common Stock do not receive Equivalent Consideration paid pursuant to Section 3 of Part A of Article IV. “Equivalent Consideration” shall mean, with respect to the Class A Common Stock or the Class B Common Stock, the same consideration paid or otherwise distributed in respect of the Class B Common Stock or the Class A Common Stock, respectively; provided, however, that in the event that consideration is paid in capital stock or other securities of another entity, such securities need not be identical with respect to voting rights in order to be Equivalent Consideration.
5.    Optional Conversion.
5.1    Optional Conversion of the Class B Common Stock.
5.1.1    At the option of the holder thereof, each share of Class B Common Stock shall be convertible, at any time or from time to time, into one fully paid and nonassessable share of Class A Common Stock as provided herein.
5.1.2    Each holder of Class B Common Stock who elects to convert the same into shares of Class A Common Stock shall surrender the certificate or certificates therefor (if any), duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Class B Common Stock being converted. Such conversion shall be deemed to have been made immediately prior to 5:00 p.m. in New York City, New York on the date of such surrender of the certificate or certificates representing the shares of Class B Common Stock to be converted, or, if the shares are uncertificated, immediately prior to 5:00 p.m. in New York City, New York on the date that the holder delivers notice of such conversion to the Corporation’s transfer agent and the person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at such time; provided that if a later effective time and/or date is specified in the notice of election to convert, the conversion shall be deemed to have occurred at such later effective time and/or date, including a time and/or date determined upon the happening of an event.
6.    Automatic Conversion.
6.1    Automatic Conversion of the Class B Common Stock. Each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon a Transfer, other than a Permitted Transfer, of such share of Class B Common Stock. Such conversion shall occur automatically without the need for any further action by the holder of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of automatic conversion of any shares of Class B Common Stock pursuant to this Section 6.1, the holder of Class B Common Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Corporation or any transfer agent for the Class A Common Stock.
6.2    Final Conversion. On the Final Conversion Date, each issued share of Class B Common Stock shall automatically, without any further action, convert into one share of Class A Common Stock. Following the Final Conversion Date, such shares shall be retired and may not be reissued and the Corporation may no longer issue any other shares of Class B Common Stock Such conversion shall occur automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares (if any) are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Class A Common Stock issuable upon such conversion unless the certificates evidencing such shares of Class B Common Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Class B Common Stock, the holders of Class B Common Stock so converted shall surrender the certificates representing such shares (if any) at the office of the Corporation or any transfer agent for the Class A Common Stock.

6.3    Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of Class B Common Stock to Class A Common Stock and the general administration of this two series of Common Stock structure, including the issuance of stock certificates (or the establishment of book-entry positions) with respect thereto, as it may deem reasonably necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination, in good faith, by the Board as to whether a Transfer results in a conversion to Class A Common Stock shall be conclusive and binding.
6.4    Immediate Effect. In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 6 of Part A of Article IV, such conversion(s) shall be deemed to have been made at the time that the Transfer of shares occurred or immediately upon the Final Conversion Date, as applicable. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates (or book-entry position(s)) representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.
7.    Redemption. The Common Stock is not redeemable at the option of the holder thereof.
8.    Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, as applicable, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, as applicable, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such numbers of shares as shall be sufficient for such purpose.
9.    Prohibition on Reissuance of Shares. Shares of Class B Common Stock that are acquired by the Corporation for any reason (whether by repurchase, upon conversion, or otherwise) shall be retired in the manner required by law and shall not be reissued as shares of Class B Common Stock.
B.    PREFERRED STOCK
The following rights, powers and privileges, and restrictions, qualifications and limitations, shall apply to the Preferred Stock. Unless otherwise indicated, references to “Sections” in this Part B of this Article IV refer to sections of this Part B.

1.    Dividends.
1.1    Non-Cumulative Preferred Stock Dividend Preference. The Corporation shall not pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) in any calendar year unless (in addition to the obtaining of any consents required elsewhere in this Restated Certificate) the holders of the Preferred Stock then outstanding shall, on a pari passu basis, first receive, or simultaneously receive, out of funds legally available therefor, a dividend on each outstanding share of Preferred Stock in an amount equal to 8% of the applicable Original Issue Price (as defined below) per share of such Preferred Stock. The foregoing dividends shall not be cumulative and shall be paid when, as and if declared by the Board of Directors. In the case of the Series A Preferred Stock, the “Original Issue Price” for the Series A Preferred Stock shall mean $0.2525 per share, subject to appropriate adjustment in the event of any stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series A Preferred Stock in shares of such stock. In the case of the Series B Preferred Stock, the “Original Issue Price” for the Series B Preferred Stock shall mean $0.3183 per share, subject to appropriate adjustment in the event of any stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series B Preferred Stock in shares of such stock. In the case of the Series C Preferred Stock, the “Original Issue Price” for the Series C Preferred Stock shall mean $2.1580 per share, subject to appropriate adjustment in the event of any stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series C Preferred Stock in shares of such stock. In the case of the Series D Preferred Stock, the “Original Issue Price” for the Series D Preferred Stock shall mean $4.9117 per share, subject to appropriate adjustment in the event of any stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series D Preferred Stock in shares of such stock. In the case of the Series E Preferred Stock, the “Original Issue Price” for the Series E Preferred Stock shall mean $7.20051 per share, subject to appropriate adjustment in the event of any stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series E Preferred Stock in shares of such stock. In the case of the Series F Preferred Stock, the “Original Issue Price” for the Series F Preferred Stock shall mean $7.80 per share, subject to appropriate adjustment in the event of any stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series F Preferred Stock in shares of such stock. In the case of the Series A Senior Preferred Stock, the “Original Issue Price” for the Series A Senior Preferred Stock shall mean $0.2525 per share, subject to appropriate adjustment in the event of any stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series A Senior Preferred Stock in shares of such stock. In the case of the Series B Senior Preferred Stock, the “Original Issue Price” for the Series B Senior Preferred Stock shall mean $0.3183 per share, subject to appropriate adjustment in the event of any stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series B Senior Preferred Stock in shares of such stock. In the case of the Series C Senior Preferred Stock, the “Original Issue Price” for the Series C Senior Preferred Stock shall mean $2.1580 per share, subject to appropriate adjustment in the event of any stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series C Senior Preferred Stock in shares of such stock. In the case of the Series D Senior Preferred Stock, the “Original Issue

Price” for the Series D Senior Preferred Stock shall mean $4.9117 per share, subject to appropriate adjustment in the event of any stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series D Senior Preferred Stock in shares of such stock. In the case of the Series E Senior Preferred Stock, the “Original Issue Price” for the Series E Senior Preferred Stock shall mean $7.20051 per share, subject to appropriate adjustment in the event of any stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series E Senior Preferred Stock in shares of such stock. In the case of the Series F Senior Preferred Stock, the “Original Issue Price” for the Series F Senior Preferred Stock shall mean $7.80 per share, subject to appropriate adjustment in the event of any stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series F Senior Preferred Stock in shares of such stock.
1.2    Participation. If, after dividends in the full preferential amount specified in Section 1.1 for the Preferred Stock have been paid or set apart for payment in any calendar year of the Corporation, the Board shall declare additional dividends out of funds legally available therefor in that calendar year, then such additional dividends shall be declared pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders. For this purpose, each holder of shares of Preferred Stock is to be treated as holding the greatest whole number of shares of Class A Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder.
1.3    Non-Cash Dividends. Whenever a dividend provided for in this Section 1 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors (including the approval of at least one Preferred Director).
2.    Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
2.1    Payments to Holders of Senior Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event (as defined below), before any payment shall be made to the holders of Existing Preferred Stock and Common Stock by reason of their ownership thereof, the holders of shares of each series of Senior Preferred Stock then outstanding shall be entitled, on a pari passu basis, to be paid out of the funds and assets available for distribution to its stockholders, an amount per share equal to the greater of (a) the Original Issue Price for such series of Senior Preferred Stock, plus any dividends declared but unpaid thereon, or (b) such amount per share as would have been payable had all shares of such series of Senior Preferred Stock been converted into Class A Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event. If upon any such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation, the funds and assets available for distribution to the stockholders of the Corporation shall be insufficient to pay the holders of shares of Senior Preferred Stock the full amounts to which they are entitled under this Section 2.1, the holders of shares of Senior Preferred Stock shall share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable pursuant to this Section 2.1 in respect of the shares of Senior Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.2    Payments to Holders of Existing Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of shares of Senior Preferred Stock as provided in Section 2.1 and before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, the holders of shares of each series of Existing Preferred Stock then outstanding shall be entitled, on a pari passu basis, to be paid out of the funds and assets available for distribution to its stockholders, an amount per share equal to the greater of (a) the Original Issue Price for such series of Existing Preferred Stock, plus any dividends declared but unpaid thereon, or (b) such amount per share as would have been payable had all shares of such series of Existing Preferred Stock been converted into Class A Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event. If upon any such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation, the funds and assets available for distribution to the stockholders of the Corporation shall be insufficient to pay the holders of shares of Existing Preferred Stock the full amounts to which they are entitled under this Section 2.1, the holders of shares of Existing Preferred Stock shall share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable pursuant to this Section 2.1 in respect of the shares of Existing Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.3    Payments to Holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Senior Preferred Stock as provided in Section 2.1, and next, Existing Preferred Stock as provided in Section 2, the remaining funds and assets available for distribution to the stockholders of the Corporation shall be distributed among the holders of shares of Common Stock in accordance with Section 3 of Part A of this Article IV.
2.4    Deemed Liquidation Events.
2.4.1    Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (i) the holders of a majority of the outstanding shares of Preferred Stock (voting together as a single class on an as-converted basis), (ii) the holders of a majority of the outstanding shares of Series B Preferred, (iii) the holders of a majority of the outstanding shares of Series C Preferred, (iv) the holders of more than 75% of the outstanding shares of Series D Preferred, (v) the holders of a majority of the outstanding shares of Series E Preferred, and (vi) the holders of a majority of the outstanding shares of Series F Preferred, which majority must include each of Insight Partners XII, L.P., Insight Partners (Cayman) XII, L.P., Insight Partners XII (Co-Investors), L.P., Insight Partners XII (Co-Investors) (B), L.P., Insight Partners (Delaware) XII, L.P. and Insight Partners (EU) XII, S.C.SP. and Kleiner Perkins Select Fund II, LLC for itself and as nominee for Kleiner Perkins Select Founders Fund II, LLC and Kleiner Perkins Select Friends Fund II, LLC (this clause (vi), the “Series F Majority”), elect otherwise by written notice sent to the Corporation at least five (5) days prior to the effective date of any such event:
(a)    a merger or consolidation (each a “Combination”) in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such Combination, except any such Combination involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such Combination continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such Combination, at least a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) the parent of such surviving or resulting party, if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such Combination; provided that, for the purpose of this Section 2.4.1, all shares of Common Stock issuable upon exercise of Options (as defined in Section 5.1 below) outstanding immediately prior to such Combination or upon conversion of Convertible Securities (as defined in Section 5.1 below) outstanding immediately prior to such Combination shall be deemed to be outstanding immediately prior to such Combination and, if applicable, deemed to be converted or exchanged in such Combination on the same terms as the actual outstanding shares of Common Stock are converted or exchanged; or
(b)    the consummation of a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary or subsidiaries of the Corporation, of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, (or, if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by one or more subsidiaries, the sale or disposition (whether by consolidation, merger, conversion or otherwise) of such subsidiaries of the Corporation), except where such sale, lease, transfer, exclusive license or other disposition is made to the Corporation or one or more wholly owned subsidiaries of the Corporation (an “Asset Disposition”).
2.4.2    In the event of a Deemed Liquidation Event and unless (i) the holders of a majority of the outstanding shares of Preferred Stock (voting together as a single class on an as-converted basis), (ii) the holders of a majority of the outstanding shares of Series B Preferred, (iii) the holders of a majority of the outstanding shares of Series C Preferred, (iv) the holders of more than 75% of the outstanding shares of Series D Preferred, (v) the holders of a majority of the outstanding shares of Series E Preferred, and (vi) the Series F Majority elect otherwise by written notice sent to the Corporation at least five (5) days prior to the effective date of any such event, if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the definitive agreement or escrow agreement entered into in such Deemed Liquidation Event shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1, 2.2 and 2.3 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1, 2.2 and 2.3 after taking into account the previous payment of the Initial Consideration as part of the same transaction.
2.4.3    Effecting a Deemed Liquidation Event.
(a)    The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.4.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2 and 2.3.
(b)    In the event of a Deemed Liquidation Event referred to in Subsection 2.4.l(a)(ii) or Subsection 2.4.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of at least a majority of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis, so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Preferred Stock in accordance with Subsections 2.1, 2.2 and 2.3. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall ratably redeem each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders. Prior to the distribution or redemption provided for in this Subsection Article IV:B.2.4.3(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.
2.4.4    Amount Deemed Paid or Distributed. The funds and assets deemed paid or distributed to the holders of capital stock of the Corporation upon any such Combination, Asset Disposition or redemption pursuant to Subsection 2.4.3 shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. If the amount deemed paid or distributed under this Section 2.4.4 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, as determined in good faith by the Board; provided, however, that for securities not subject to investment letters or other similar restrictions on free marketability:
(i)    if traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three days prior to the closing of such transaction;
(ii)    if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or
(iii)    if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation (including the approval of at least one Preferred Director).
The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board of Directors of the Corporation, including the approval of at least one Preferred Director) from the market value as determined pursuant to clause (i) above so as to reflect the approximate fair market value thereof.
The foregoing methods for valuing non-cash consideration to be distributed in connection with a Combination or Asset Disposition shall, with the appropriate approval of the definitive agreements governing such Combination or Asset Disposition by the stockholders under the General Corporation Law and Section 3.3, be superseded by the determination of such value set forth in the definitive agreements governing such Combination or Asset Disposition.
3.    Voting.
3.1    General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Class A Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as provided by law or by the other provisions of this Restated Certificate, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class on an as-converted basis (which shall mean, for clarity, that shares of Class B Common Stock shall have the voting rights set forth in Article IV, Section A(4.2)), shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.
3.2    Election of Directors.
3.2.1    Election. For so long as at least 14,139,087 shares of Series B Preferred remain outstanding (as such number is adjusted for stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series B Preferred in shares of such stock), the holders of record of the shares of Series B Preferred, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series B Director”). For so long as at least 5,792,400 shares of Series C Preferred remain outstanding (as such number is adjusted for stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series C Preferred in shares of such stock), the holders of record of the shares of Series C Preferred, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series C Director”). For so long as at least 4,600,000 shares of Series F Preferred remain outstanding (as such number is adjusted for stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Series F Preferred in shares of such stock), the holders of record of the shares of Series F Preferred, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series F Director” and together with the Series B Director and the Series C Director, the “Preferred Directors”). The holders of record of the shares of Common Stock, voting together as a single class, shall be entitled to elect three (3) directors of the Corporation (the “Common Directors”). The holders of record of the shares of Common Stock and of every other class or series of voting stock (including the Preferred Stock), voting together as a single class on an as-converted basis, shall be entitled to elect the remaining number of directors of the Corporation (the “Remaining Directors”).
3.2.2    Vacancies Not Caused by Removal. If there is any vacancy in the office of any director elected or to be elected by the holders of the outstanding shares of a specified class, classes or series of stock given the right to elect such director pursuant to this Section 3.2 (the “Specified Stock”), that exists prior to the time on the date the first share of Series F Preferred is issued (the “First Issuance Time”), such vacancy may be filled (either contingently or otherwise) by the stockholders as specified in this Section 3.2 or by at least a majority of the members of the Board then in office, although less than a quorum, or by a sole remaining member of the Board then in office, even if such directors or such sole remaining director were not elected by the holders of the Specified Stock that are entitled to elect a director or directors to office under the provisions of Section 3.2.1 and such electing director or directors shall specify at the time of such election the specific vacant directorship being filled. After the First Issuance Time, a director to hold office for the unexpired term of such directorship, unless the vacancy is due to the removal of a director, may be elected by either: (i) the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock by the affirmative vote of a majority of such directors or by the sole remaining director elected by the holders of such Specified Stock if there be but one or (ii) the required vote of holders of the shares of such Specified Stock specified in this Section 3.2 that are entitled to elect such director. In the event of a vacancy in the office of any director elected exclusively by holders of Preferred Stock other than any director prior to the First Issuance Time, as specified above, in no event shall the holders of the Common Stock be entitled to fill the vacancy.
3.2.3    Vacancies Caused by Removal. Any director elected as provided in the preceding sentences may be removed with or without cause by, and any vacancy in the office of any such removed director may be filled by, and only by, the affirmative vote of the holders of the shares of the Specified Stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.
3.2.4    Procedure. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Specified Stock entitled to elect such director shall constitute a quorum for the purpose of electing such director and the candidate or candidates to be elected by such Specified Stock shall be those who receive the highest number of affirmative votes (on an as-converted basis) of the outstanding shares of such Specified Stock. In the case of an action taken by written consent without a meeting, the candidate or candidates to be elected by such Specified Stock shall be those who are elected by the written consent of the holders of a majority of such Specified Stock.
3.3    Protective Provisions.
3.3.1    Preferred Stock Protective Provisions. For so long as at least 33,000,000 shares of Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of a majority of the outstanding shares of Preferred Stock (voting together as a single class on an as-converted basis), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect (provided, that such a written consent or affirmative vote made after such act or transaction will effectuate such action on the date such act or transaction was entered into):
(a)    alter or change the rights, powers or preferences of the Preferred Stock set forth in the certificate of incorporation or bylaws of the Corporation, as then in effect; or
(b)    increase or decrease the authorized number of shares of Common Stock or Preferred Stock (or any series thereof); or
(c)    authorize or create (by reclassification or otherwise) any new class or series of capital stock having rights, powers or preferences set forth in the Restated Certificate, as then in effect, that are senior to or on a parity with any series of Preferred Stock or authorize or create (by reclassification or otherwise) any security convertible into or exercisable for any such new class or series of capital stock; or

(d)    redeem or repurchase any shares of Common Stock or Preferred Stock, other than (i) pursuant to an agreement with an employee, consultant, director or other service provider to the Corporation or any of its wholly owned subsidiaries (collectively, “Service Providers”) giving the Corporation the right to repurchase shares at the original cost thereof upon the termination of services or (ii) pursuant to an exercise of a right of first refusal in favor of the Corporation pursuant to an agreement with any Service Provider, which exercise has been approved by the Board; or
(e)    declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock, other than a dividend on the Common Stock payable solely in shares of Common Stock; or
(f)    liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent, agree or commit to any of the foregoing without conditioning such consent, agreement or commitment upon obtaining the approval required by this Section 3.3;
(g)    create, or authorize the creation of, or issue, or authorize the issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, or incur any indebtedness, if the Corporation’s aggregate indebtedness would exceed $5,000,000, unless such debt security or indebtedness has been approved by the Board (including the approval of at least one Preferred Director);
(h)    increase the number of shares reserved under the Corporation’s stock option or equity incentive plan, or adopt any new stock option or equity incentive plan;
(i)    sell assign, license, pledge, transfer or encumber any material intellectual property rights of the Corporation outside the ordinary course of business;
(j)    increase or decrease the authorized number of directors constituting the Board;
(k)    increase the authorized number of shares of Class B Common Stock; or
(l)    authorize or create (by reclassification or otherwise) any new class or series of capital stock having greater than one (1) vote for each share thereof held at all meetings of stockholders (and written actions in lieu of meetings).
3.3.2    Series A Preferred Protective Provisions. For so long as at least 15,561,999 shares of Series A Preferred remain outstanding (as such number is adjusted for stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of a majority of the outstanding shares of Series A Preferred, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect (provided, that such a written consent or affirmative vote made after such act or transaction will effectuate such action on the date such act or transaction was entered into):
(a)    alter or change the rights, powers or preferences of the Series A Preferred set forth in the certificate of incorporation or bylaws of the Corporation, as then in effect, so as to affect the Series A Preferred adversely, but which shall not so affect the entire class of Preferred Stock; provided, that the creation of a new series of Preferred Stock having rights, preferences or privileges senior to or on parity with the Series A Preferred shall not constitute a change for this purpose;
(b)    increase or decrease the authorized number of shares of Series A Preferred; or
(c)    eliminate, reduce, or waive the anti-dilution protection of the Series A Preferred as provided in Section 5.
3.3.3    Series B Preferred Protective Provisions. For so long as at least 14,139,087 shares of Series B Preferred remain outstanding (as such number is adjusted for stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of a majority of the outstanding shares of Series B Preferred, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect (provided, that such a written consent or affirmative vote made after such act or transaction will effectuate such action on the date such act or transaction was entered into):
(a)    alter or change the rights, powers or preferences of the Series B Preferred set forth in the certificate of incorporation or bylaws of the Corporation, as then in effect, so as to affect the Series B Preferred adversely, but which shall not so affect the entire class of Preferred Stock; provided, that the creation of a new series of Preferred Stock having rights, preferences or privileges senior to or on parity with the Series B Preferred shall not constitute a change for this purpose;
(b)    increase or decrease the authorized number of shares of Series B Preferred; or
(c)    reduce or waive the liquidation preference of the Series B Senior Preferred as provided in Section 2.1 or the Series B Preferred Stock as provided in Section 2.2, or eliminate, reduce, or waive the anti-dilution protection of the Series B Preferred as provided in Section 5.

3.3.4    Series C Preferred Protective Provisions. For so long as at least 5,792,400 shares of Series C Preferred remain outstanding (as such number is adjusted for stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of a majority of the outstanding shares of Series C Preferred, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect (provided, that such a written consent or affirmative vote made after such act or transaction will effectuate such action on the date such act or transaction was entered into):
(a)    alter or change the rights, powers or preferences of the Series C Preferred set forth in the certificate of incorporation or bylaws of the Corporation, as then in effect, so as to affect the Series C Preferred adversely, but which shall not so affect the entire class of Preferred Stock; provided, that the creation of a new series of Preferred Stock having rights, preferences or privileges senior to or on parity with the Series C Preferred shall not constitute a change for this purpose;
(b)    increase or decrease the authorized number of shares of Series C Preferred; or
(c)    reduce or waive the liquidation preference of the Series C Senior Preferred as provided in Section 2.1 or the Series C Preferred Stock as provided in Section 2.2, or eliminate, reduce, or waive the anti-dilution protection of the Series C Preferred as provided in Section 5.
3.3.5    Series D Preferred Protective Provisions. For so long as at least 2,544,960 shares of Series D Preferred remain outstanding (as such number is adjusted for stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of more than 75% of the outstanding shares of Series D Preferred, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect (provided, that such a written consent or affirmative vote made after such act or transaction will effectuate such action on the date such act or transaction was entered into):
(a)    alter or change the rights, powers or preferences of the Series D Preferred set forth in the certificate of incorporation or bylaws of the Corporation, as then in effect, so as to affect the Series D Preferred adversely, but which shall not so affect the entire class of Preferred Stock; provided, that the creation of a new series of Preferred Stock having rights, preferences or privileges senior to or on parity with the Series D Preferred shall not constitute a change for this purpose;

(b)    increase or decrease the authorized number of shares of Series D Preferred;
(c)    reduce or waive the liquidation preference of the Series D Senior Preferred as provided in Section 2.1 or the Series D Preferred Stock as provided in Section 2.2, or eliminate, reduce, or waive the anti-dilution protection of the Series D Preferred as provided in Section 5; or
(d)    waive, amend or modify any provisions of this Section 3.3.5.
3.3.6    Series E Preferred Protective Provisions. For so long as at least 2,500,000 shares of Series E Preferred remain outstanding (as such number is adjusted for stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of a majority of the outstanding shares of Series E Preferred, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect (provided, that such a written consent or affirmative vote made after such act or transaction will effectuate such action on the date such act or transaction was entered into):
(a)    alter or change the rights, powers or preferences of the Series E Preferred set forth in the certificate of incorporation or bylaws of the Corporation, as then in effect, so as to affect the Series E Preferred adversely, but which shall not so affect the entire class of Preferred Stock; provided, that the creation of a new series of Preferred Stock having rights, preferences or privileges senior to or on parity with the Series E Preferred shall not constitute a change for this purpose;
(b)    increase or decrease the authorized number of shares of Series E Preferred Stock;
(c)    reduce or waive the liquidation preference of the Series E Senior Preferred Stock as provided in Section 2.1 or the Series E Preferred Stock as provided in Section 2.2, or eliminate, reduce or waive the anti-dilution protection of the Series E Preferred as provided in Section 5; or
(d)    waive, amend or modify any provisions of this Section 3.3.6.
3.3.7    Series F Preferred Protective Provisions. For so long as at least 4,600,000 shares of Series F Preferred remain outstanding (as such number is adjusted for stock splits and combinations of shares, recapitalizations or the like, and for dividends paid on the Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the Series F Majority, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect (provided, that such a written consent or affirmative vote made after such act or transaction will effectuate such action on the date such act or transaction was entered into):
(a)    alter or change the rights, powers or preferences of the Series F Preferred set forth in the certificate of incorporation or bylaws of the Corporation, as then in effect, so as to affect the Series F Preferred adversely, but which shall not so affect the entire class of Preferred Stock; provided, that the creation of a new series of Preferred Stock having rights, preferences or privileges senior to or on parity with the Series F Preferred shall not constitute a change for this purpose;
(b)    increase or decrease the authorized number of shares of Series F Preferred;
(c)    eliminate, reduce or waive the liquidation preference of the Series F Senior Preferred Stock as provided in Section 2.1 or the Series F Preferred Stock as provided in Section 2.2, or eliminate, reduce or waive the anti-dilution protection of the Series F Preferred as provided in Section 5; or
(d)    waive, amend or modify any provision of this Section 3.3.7.
4.    Conversion Rights. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
4.1    Right to Convert.
4.1.1    Conversion Ratio. Each share of a series of Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the Original Issue Price for such series of Preferred Stock by the Conversion Price (as defined below) for such series of Preferred Stock in effect at the time of conversion. The “Conversion Price” for each series of Preferred Stock shall initially mean the Original Issue Price for such series of Preferred Stock. Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Class A Common Stock, shall be subject to adjustment as provided in Section 5.
4.1.2    Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the

Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent (a “Contingency Event”). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or such holder’s attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice (or, if later, the date on which all Contingency Events have occurred) shall be the time of conversion (the “Conversion Time”), and the shares of Class A Common Stock issuable upon conversion of the shares represented by such certificate (or indicated for conversion) shall be deemed to be outstanding of record as of such time. The Corporation shall, as soon as practicable after the Conversion Time, (a) issue and deliver to such holder of Preferred Stock, or to such holder’s nominee(s), a certificate or certificates for the number of full shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Class A Common Stock, (b) pay in cash such amount as provided in Section 5.7.3 in lieu of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion and (c) pay all declared but unpaid dividends on the shares of Preferred Stock converted.
4.1.3    Effect of Voluntary Conversion. All shares of Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 5.7.3 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued.
4.2    Mandatory Conversion.
4.2.1    Automatic Conversion. Upon the earlier of (a) immediately prior to the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), resulting in at least $150,000,000 of proceeds, net of underwriting discounts and commissions, to the Corporation that results in the Corporation’s shares of Common Stock being listed on a national exchange (a “Qualified IPO”), (b) the effectiveness of a registration statement on Form S-1 under the Securities Act filed by the Corporation with the Securities and Exchange Commission in connection with the initial listing of any class or series of capital stock of the Corporation on a national securities exchange by means of such registration statement that registers shares of outstanding capital stock of the

Corporation for resale (the “Secondary Shares”) and/or shares of capital stock of the Corporation to be issued in connection with such listing (the “Primary Shares”), provided that (1) with respect to a transaction in which only Secondary Shares are listed, the reference price per Secondary Share announced by the stock exchange upon which the Secondary Shares are listed is equal to at least $7.80 per share (as adjusted for any stock dividends, stock splits, combinations, recapitalizations or similar events with respect to such shares), and (2) with respect to a transaction in which the Secondary Shares and Primary Shares are listed, the Corporation receives net proceeds of at least $150,000,000 (a “Qualified Direct Listing”), (c) immediately prior to the closing by the Corporation of a merger, consolidation or share exchange with a special purpose acquisition company (the “SPAC”) or its subsidiary in which the common stock (or similar securities) of the surviving or parent entity are listed on a national securities exchange or market that results in the surviving or parent entity receiving aggregate net proceeds, excluding the cash resources of this Corporation, but inclusive of amounts released from the SPAC’s associated trust fund (net of redemptions) and other net proceeds to the SPAC from contemporaneous sales of securities upon the consummation of the SPAC’s business combination with this Corporation, of at least $150,000,000 (a “Qualified SPAC Transaction”, and collectively with a Qualified IPO and a Qualified Direct Listing, a “Qualified Listing Transaction”), or (d) the date and time, or the occurrence of an event, specified by vote or written consent of (i) the holders of a majority of the outstanding shares of Preferred Stock, (ii) the holders of a majority of the outstanding shares of Series B Preferred, (iii) the holders of a majority of the outstanding shares of Series C Preferred, (iv) the holders of more than 75% of the outstanding shares of Series D Preferred, (v) the holders of a majority of the outstanding shares of Series E Preferred, and (vi) the Series F Majority (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (x) all outstanding shares of Preferred Stock shall automatically be converted into shares of Class A Common Stock, at the applicable ratio described in Section 4.1.1 as the same may be adjusted from time to time in accordance with Section 5 and (y) such shares may not be reissued by the Corporation.
4.2.2    Mandatory Conversion Procedural Requirements.
(a)    All holders of record of shares of Preferred Stock shall be sent written notice by the Corporation of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to Sections 4.2.1 and 9. Unless otherwise provided in this Restated Certificate, such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender such holder’s certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class A Common Stock to which such holder is entitled pursuant to this Section 4.2.

(b)    If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by such holder’s attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to this Section 4.2, including the rights, if any, to receive notices and vote (other than as a holder of Class A Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 4.2.2(b). As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to such holder’s nominee(s), a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 5.7.3 in lieu of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock (and the applicable series thereof) accordingly.
5.    Adjustments to Conversion Price.
5.1    Adjustments for Diluting Issuances.
5.1.1    Special Definitions. For purposes of this Article IV, the following definitions shall apply:
(a)    “Option” shall mean any right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities from the Corporation.
(b)    “Original Issue Date” for a series of Preferred Stock shall mean the date on which the first share of such series of Preferred Stock was issued.
(c)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities, including restricted stock units, issued by the Corporation that are directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
(d)    “Additional Shares of Common Stock” with respect to a series of Preferred Stock shall mean all shares of Common Stock issued (or, pursuant to Section 5.1.2 below, deemed to be issued) by the Corporation after the applicable Original Issue Date for such series of Preferred Stock, other than the following shares of Common Stock and shares of

Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively as to all such shares and shares deemed issued, “Exempted Securities”):
(i)    shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock;
(ii)    shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on or subdivision of shares of Common Stock that is covered by Section 5.2, 5.3, 5.4, 5.5 or 5.6;
(iii)    shares of Common Stock or Options to acquire shares of Common Stock, including but not limited to stock appreciation rights payable in shares of Common Stock or in Options or Convertible Securities, issued to Service Providers pursuant to a plan, agreement or arrangement approved by the Board and by at least one Preferred Director;
(iv)    shares of Common Stock or Convertible Securities actually issued upon the exercise of Options, or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided that such issuance is pursuant to the terms of such Option or Convertible Security (provided, however, for purposes of clarification, that such underlying Option or Convertible Security shall not be deemed an Exempted Security pursuant to this clause (iv));
(v)    shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions pursuant to a debt financing or equipment leasing transaction approved by the Board and by at least one Preferred Director;
(vi)    shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to a bona fide acquisition of another entity by the Corporation by merger or consolidation with, purchase of substantially all of the assets of, or purchase of more than fifty percent of the outstanding equity securities of, the other entity, or issued pursuant to a bona fide joint venture agreement, provided that such issuances are approved by the Board and by at least one Preferred Director;
(vii)    shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board and by at least one Preferred Director;
(viii)    shares of Common Stock, Options or Convertible Securities issued as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Section 5.1.3;
(ix)    the issuance or deemed issuance of Common Stock if (1) with respect to the Series A Preferred, the Corporation receives written notice from the holders of at least fifty-five percent (55%) of the then outstanding shares of Series A Preferred agreeing that no adjustment shall be made to the Conversion Price of the Series A Preferred as a result of the issuance or deemed issuance, (2) with respect to the Series B Preferred, the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series B Preferred agreeing that no adjustment shall be made to the Conversion Price of the Series B Preferred as a result of the issuance or deemed issuance, (3) with respect to the Series C Preferred, the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series C Preferred agreeing that no adjustment shall be made to the Conversion Price of the Series C Preferred as a result of the issuance or deemed issuance, (4) with respect to the Series D Preferred, the Corporation receives written notice from the holders of more than 75% of the then outstanding shares of Series D Preferred agreeing that no adjustment shall be made to the Conversion Price of the Series D Preferred as a result of the issuance or deemed issuance, (5) with respect to the Series E Preferred, the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series E Preferred agreeing that no adjustment shall be made to the Conversion Price of the Series E Preferred as a result of the issuance or deemed issuance, or (6) with respect to the Series F Preferred, the Corporation receives written notice from the Series F Majority agreeing that no adjustment shall be made to the Conversion Price of the Series F Preferred as a result of the issuance or deemed issuance; or
(x)    shares of Class B Common Stock.
5.1.2    Deemed Issue of Additional Shares of Common Stock.
(a)    If the Corporation at any time or from time to time after the applicable Original Issue Date for a series of Preferred Stock shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability (including the passage of time) but without regard to any provision contained therein for a subsequent adjustment of such number including by way of anti-dilution adjustment) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.
(b)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.3, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price of such series of Preferred Stock computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price of such series of Preferred Stock as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Section 5.1.2(b) shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount which exceeds the lower of (1) the Conversion Price for such series of Preferred Stock in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (2) the Conversion Price for such series of Preferred Stock that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
(c)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.3 (either because the consideration per share (determined pursuant to Section 5.1.4) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price of such series of Preferred Stock then in effect, or because such Option or Convertible Security was issued before the Original Issue Date of such series of Preferred Stock), are revised after the Original Issue Date of such series of Preferred Stock as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 5.l.2(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.3, the Conversion Price of such series of Preferred Stock shall be readjusted to such Conversion Price of such series of Preferred Stock as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
(e)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price of a series of Preferred Stock provided for in this Section 5.1.2 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in Sections 5.l.2(b) and 5.1.2(c)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to such Conversion Price that would result under the terms of this Section 5.1.2 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such Conversion Price that such issuance or amendment took place at the time such calculation can first be made.
5.1.3    Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the applicable Original Issue Date of a series of Preferred Stock issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.1.2), without consideration or for a consideration per share less than the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue, then such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-thousandth of a cent) determined in accordance with the following formula:
CP2 = CP1 * (A+ B) / (A + C).
For purposes of the foregoing formula, the following definitions shall apply:
“CP2” shall mean the applicable Conversion Price in effect immediately after such issue or deemed issue of Additional Shares of Common Stock
“CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue or deemed issue of Additional Shares of Common Stock;
“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue or deemed issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
“B” shall mean the number of shares of Common Stock that would have been issued or deemed issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares of Common Stock actually issued or deemed issued in such transaction.
5.1.4    Determination of Consideration. For purposes of this Section 5. 1, the consideration received by the Corporation for the issue or deemed issue of any Additional Shares of Common Stock shall be computed as follows:
(a)    Cash and Property: Such consideration shall:
(i)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
(ii)    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board (including the approval of at least one Preferred Director); and
(iii)    in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.
(b)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.1.2, relating to Options and Convertible Securities, shall be determined by dividing
(i)    the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration and for the sake of clarity and avoiding duplication, cancellation of indebtedness not otherwise already cancelled as consideration for such issuance) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
(ii)    the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
5.1.5    Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.2 and such issuance dates occur within a period of no more than one hundred twenty (120) days after the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price of such series of Preferred Stock shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period that are a part of such transaction or series of related transaction).
5.2    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Effective Time for a series of Preferred Stock effect a subdivision of the outstanding Class A Common Stock, the Conversion Price for such series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Class A Common Stock outstanding. If the Corporation shall at any time or from time to time after the Effective Time for a series of Preferred Stock combine the outstanding shares of Class A Common Stock, the Conversion Price for such series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Class A Common Stock outstanding. Any adjustment under this Section 5.2 shall become effective at the close of business on the date the subdivision or combination becomes effective.
5.3    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Time for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price for such series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:
(a)    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(b)    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.
Notwithstanding the foregoing, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this Section 5.3 as of the time of actual payment of such dividends or distributions; and (ii) no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Class A Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Class A Common Stock on the date of such event.
5.4    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Effective Time for a series of Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock and other than a distribution pursuant to Section 2 hereof), then and in each such event the holders of such series of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Class A Common Stock on the date of such event.
5.5    Adjustment for Reclassification, Exchange and Substitution. If, at any time or from time to time after the Effective Date for a series of Preferred Stock, the Class A Common Stock issuable upon the conversion of such series of Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than by a stock split or combination, dividend, distribution, merger or consolidation covered by Sections 5.2, 5.3, 5.4 or 5.6 or by Section 2.3 regarding a Deemed Liquidation Event), then in any such event each holder of such series of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Class A Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change.
5.6    Adjustment for Merger or Consolidation. Subject to the provisions of Section 2.3, if there shall occur any consolidation or merger involving the Corporation in which the Common Stock (but not a series of Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 5.3, 5.4 or 5.5), then, following any such consolidation or merger, provision shall be made that each share of such series of Preferred Stock shall thereafter be convertible in lieu of the Class A Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Class A Common Stock of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to such consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in Section 3.3.4(a) and this Section 5 with respect to the rights and interests thereafter of the holders of such series of Preferred Stock, to the end that the provisions set forth in Section 3.3.4(a) and this Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Preferred Stock.
5.7    General Conversion Provisions.
5.7.1    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than fifteen (15) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of any series of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (a) the Conversion Price of such series of Preferred Stock then in effect and (b) the number of shares of Class A Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such series of Preferred Stock.
5.7.2    Reservation of Shares. The Corporation shall at all times while any share of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate. Before taking any action that would cause an adjustment reducing the Conversion Price of a series of Preferred Stock below the then par value of the shares of Class A Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Class A Common Stock at such adjusted Conversion Price.
5.7.3    Fractional Shares. No fractional shares of Class A Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of a share of Class A Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Class A Common Stock and the aggregate number of shares of Class A Common Stock issuable upon such conversion.

5.7.4    No Further Adjustment after Conversion. Upon any conversion of shares of Preferred Stock into Class A Common Stock, no adjustment to the Conversion Price of the applicable series of Preferred Stock shall be made with respect to the converted shares for any declared but unpaid dividends on such series of Preferred Stock or on the Class A Common Stock delivered upon conversion.
6.    No Reissuance of Redeemed or Otherwise Acquired Preferred Stock. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately retired and shall not be reissued, sold or transferred.
7.    Waiver. Except as expressly set forth herein, any of the rights, powers, preferences and other terms of a series of the Preferred Stock or the Preferred Stock as a class that are set forth herein may only be waived on behalf of all holders of such series of Preferred Stock or the Preferred Stock as a class by the affirmative written consent or vote of the holders of a majority of the outstanding shares of such series of Preferred Stock or the holders of a majority of the outstanding shares of Preferred Stock (voting together as a single class on an as-converted basis), as applicable.
8.    Notice of Record Date. In the event:
(a)    the Corporation shall set a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
(b)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or subscription right, and the amount and character of such dividend, distribution or subscription right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent (A) at least twenty (20) days prior to the earlier of the record date or effective date for the event specified in such notice or (B) such fewer number of days as may be approved by the holders of a majority of the outstanding shares of Preferred Stock (voting together as a single class on an as-converted basis).
9.    Notices. Except as otherwise provided herein, any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation for such holder, given by the holder to the Corporation for the purpose of notice or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission. If no such address appears or is given, notice shall be deemed given at the place where the principal executive office of the Corporation is located.
10.    Redemption. The Preferred Stock is not redeemable at the option of the holder thereof.
ARTICLE V: PREEMPTIVE RIGHTS.
No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and any stockholder.
ARTICLE VI: STOCK REPURCHASES.
In accordance with Section 500 of the California Corporations Code, a distribution can be made without regard to any preferential dividends arrears amount (as defined in Section 500 of the California Corporations Code) or any preferential rights amount (as defined in Section 500 of the California Corporations Code) in connection with (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, (iii) repurchases of Common Stock or Preferred Stock in connection with the settlement of disputes with any stockholder, or (iv) any other repurchase or redemption of Common Stock or Preferred Stock approved by the holders of Preferred Stock of the Corporation.
ARTICLE VII: BYLAW PROVISIONS.
A.    AMENDMENT OF BYLAWS. Subject to any additional vote required by this Restated Certificate or the Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
B.    NUMBER OF DIRECTORS. Subject to any additional vote required by this Restated Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

C.    BALLOT. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
D.    MEETINGS AND BOOKS. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.
ARTICLE VIII: DIRECTOR LIABILITY.
A.    LIMITATION. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.
B.    INDEMNIFICATION. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.
C.    MODIFICATION. Any amendment, repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.
ARTICLE IX: CORPORATE OPPORTUNITIES.
The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.
ARTICLE X: CREDITOR AND STOCKHOLDER COMPROMISES
Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of §291 of Title 8 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under §279 of Title 8 of the General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.
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